                                                                    EXHIBIT 11.0

                              MEASUREX CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE
                                  (Unaudited)
               _________________________________________________
              (Dollar amounts in thousands except per share data)

                                                                       Three Months Ended    Six Months Ended
                                                                      -------------------    ----------------
                                                                       June 4,    May 29,     June 4,  May 29,
                                                                        1995        1994       1995     1994
                                                                      --------   --------     -------  -------
Primary:
      Average shares outstanding                                       16,621      17,918     16,736    17,902

      Net effect of dilutive stock options
        based on the treasury stock method
        using average market price                                        678         122        579       193
                                                                      -------     -------    -------   -------

      Average common and common
        equivalent shares outstanding                                  17,299      18,040     17,315    18,095
                                                                      =======     =======    =======   =======

      Income before cumulative effect of
        accounting change                                             $ 5,224     $ 1,778    $ 8,705   $ 3,966
                                                                      =======     =======    =======   =======
      Net income                                                      $ 5,224     $ 1,778    $ 8,705   $ 4,490
                                                                      =======     =======    =======   =======

        Income per share before cumulative effect
           of accounting change                                       $   .30     $   .10    $   .50   $   .22
                                                                      =======     =======    =======   =======
        Net income per share                                          $   .30     $   .10    $   .50   $   .25
                                                                      =======     =======    =======   =======

Fully diluted: (Note A)

      Average shares outstanding                                       16,620      17,918     16,639    17,902

      Net effect of dilutive stock options
        based on the treasury stock method
        using quarter-end market price or
        average market price when greater
        than quarter-end price                                            739         122        760       199
                                                                      -------     -------    -------   -------

     Average common and common
       equivalent shares outstanding                                   17,359      18,040     17,399    18,101
                                                                      =======     =======    =======   =======

     Income before cumulative effect of
     accounting change                                                $ 5,224     $ 1,778    $ 8,705   $ 3,966
                                                                      =======     =======    =======   =======

     Net Income                                                       $ 5,224     $ 1,778    $ 8,705   $ 4,490
                                                                      =======     =======    =======   =======
     Income per share before cumulative effect
       of accounting change                                           $   .30     $   .10    $   .50   $   .22
                                                                      =======     =======    =======   =======

     Net income per share                                             $   .30     $   .10    $   .50   $   .25
                                                                      =======     =======    =======   =======

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  Note A:  Fully diluted earnings per share have been calculated in accordance with Accounting
           Principles Board Opinion No. 15, "Earnings Per Share".

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